AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                       WELLINGTON MANAGEMENT COMPANY, LLP

     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and WELLINGTON MANAGEMENT COMPANY, LLP, a Massachusetts limited liability partnership and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of May 3, 2004 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to the investment portfolios of the JNL Series Trust; and

     WHEREAS,  pursuant  to  the  Agreement,  the  Adviser  agreed  to  pay  the
Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses; and

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated November 1, 2005, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 1st day of November, 2005.

JACKSON NATIONAL ASSET              WELLINGTON MANAGEMENT
MANAGEMENT, LLC                     COMPANY, LLP


By:                                  By:
     --------------------------           ---------------------------

Name:    ANDREW B. HOPPING           Name:
       ------------------------            --------------------------

Title:            PRESIDENT          Title:
        -----------------------            --------------------------

                                   SCHEDULE B
                             DATED NOVEMBER 1, 2005

                                 (Compensation)

                            JNL/SELECT BALANCED FUND

             AVERAGE DAILY NET ASSETS           ANNUAL RATE

             $0 to $200 Million:                    .27%
             $200 to $400 Million:                  .25%
             Over $400 Million:                     .23%

                        JNL/SELECT LARGE CAP GROWTH FUND

             AVERAGE DAILY NET ASSETS           ANNUAL RATE

             $0 to $100 Million:                    .45%
             $100 to $450 Million:                  .40%
             Over $450 Million:                     .35%

                          JNL/SELECT GLOBAL GROWTH FUND

             AVERAGE DAILY NET ASSETS           ANNUAL RATE

             $0 to $100 Million:                    .50%
             $100 to $450 Million:                  .40%
             Over $450 Million:                     .35%

                             JNL/SELECT MONEY MARKET FUND

             AVERAGE DAILY NET ASSETS           ANNUAL RATE

             $0 to $750 Million:                    .05%*
             Over $750 Million:                     .04%*

* THE ASSETS OF THE JNL/SELECT MONEY MARKET FUND OF JNL SERIES TRUST AND THE ASSETS OF THE JNL MONEY MARKET FUND OF JNL INVESTORS SERIES TRUST WILL BE COMBINED FOR PURPOSES OF DETERMINING THE APPLICABLE ANNUAL RATE.

                              JNL/SELECT VALUE FUND

             AVERAGE DAILY NET ASSETS           ANNUAL RATE

             $0 to $50 Million:                     .40%
             Over $50 Million:                      .30%